                             VOTING TRUST AGREEMENT

                 THIS VOTING TRUST AGREEMENT (this "Agreement") is made as of this 8th day of June, 1998, by and between James Sommers (the "Trustee"), and the stockholders listed on Exhibit A hereto (each a "Stockholder" and collectively, the "Stockholders"). The term "Stockholders" shall include any additional parties who may become parties hereto.

                                  WITNESSETH:

                 WHEREAS, in order to engage in certain market-making activities and other principal transactions in the common stock, par value $.001 per share (the "Common Stock"), of Power-One, Inc., a Delaware corporation (the "Corporation"), without the need to deliver a prospectus under current law and regulations, it is necessary that Stephens Inc. not be deemed an "affiliate" of the Corporation under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                 WHEREAS, the relationships among the Stockholders, Stephens Inc. and the Corporation may create an inference that such affiliation exists;

                 WHEREAS, the Stockholders believe it is in their best interests that Stephens Inc. engage in market- making activities and other principal transactions in the Common Stock;

                 WHEREAS, each Stockholder owns certain shares of Common Stock of the Corporation (the "Stock") set forth on Exhibit A hereto and believes it is in their best interests to enter into the Agreement so as to facilitate such activities by Stephens Inc.; and

                 WHEREAS, the Trustee desires to serve as trustee of the voting trust created hereby.

                 NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and agreements set forth herein, the parties hereby agree as follows:

                 1.       CREATION OF VOTING TRUST.

                          Subject to the terms and conditions hereof, a voting
trust in respect of the Stock (the "Voting Trust") is hereby created and established in accordance with Section 218 of the Delaware General Corporation Law, and the Trustee hereby accepts the trust created hereby and agrees to serve as trustee hereunder.

                 2.       DEPOSIT AND TRANSFER OF STOCK; VOTING TRUST
                          CERTIFICATES.

                          (a)     DEPOSIT OF STOCK.  Simultaneously with the
execution and delivery of this Agreement, each Stockholder has duly and validly assigned and delivered to the Trustee all of the shares of Stock, represented by a certificate or certificates duly and validly endorsed in blank, and accompanied by instruments of transfer sufficient to enable the shares of Stock to be transferred to the name of the Trustee not in its individual capacity, but solely as Trustee.

                          (b)     TRANSFER OF STOCK TO TRUSTEE.  All
certificates deposited with the Trustee pursuant to Section 2(a) hereof shall be surrendered to the Corporation for cancellation, and new certificates for the shares of Stock shall be issued in the name of the Trustee, as trustee under this Agreement.

                          (c)     NO SALE OF STOCK BY TRUSTEE/PLEDGE OF STOCK
BY STOCKHOLDER. The Trustee shall have no authority to sell or otherwise dispose of or encumber any of the Stock deposited pursuant to the provisions of this Agreement. Nothing herein shall prevent a Stockholder from encumbering the Stock owned by it and held under the Voting Trust. In the event a Stockholder desires to pledge any of its shares of the Stock the Stockholder shall direct the Trustee in writing, and the Trustee shall be obligated to cooperate reasonably with such Stockholder, including pledging and delivering or causing to be delivered a share certificate for shares of the Stock corresponding to the number of shares in the Voting Trust pledged by such Stockholder. The Trustee shall have no duty to follow the instructions or advice of any pledgee.

                          (d)     VOTING TRUST CERTIFICATES.  On receipt by the
Trustee from the Corporation of a certificate or certificates, in the name of the Trustee, representing the Stock, the Trustee shall hold such certificate(s) subject to the terms of this Agreement, and thereupon shall issue and deliver to each Stockholder, voting trust certificates (each hereinafter referred to as a "Voting Trust Certificate" and together the "Voting Trust Certificates") for the Stock deposited hereunder by each Stockholder. The Voting Trust Certificates shall be in substantially the form of Exhibit B attached hereto and shall bear the following legend:

                 THIS VOTING TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                          (e)     TRANSFER OF VOTING TRUST CERTIFICATES.  The
Voting Trust Certificates issued and delivered hereunder may not be transferred by the Stockholders.

                          (f)     REPLACEMENT OF CERTIFICATES.  If a Voting
Trust Certificate shall become mutilated or be destroyed, stolen or lost, the Trustee, in its discretion, may issue a new Voting Trust Certificate of like tenor and denomination in exchange and substitution for and on cancellation of the mutilated Voting Trust Certificate, or in substitution of the Voting Trust Certificate so destroyed, stolen or lost. The applicant for a substitute Voting Trust Certificate shall furnish to the Trustee evidence of the destruction, theft or loss of the Voting Trust Certificate satisfactory to it in its discretion. The applicant shall also furnish indemnity satisfactory to the Trustee and to its agents.

                 3.       CONCERNING THE TRUSTEE.

                          (a)     VOTING AND OTHER ACTIONS BY TRUSTEE.  During
the term of this Agreement and so long as the Trustee shall hold shares of Stock pursuant to this Agreement:

                                  (i)      The Trustee shall vote the Stock
deposited hereunder, or give written consents in lieu of voting thereon, in person or by proxy at any and all meetings of the shareholders of the Corporation, or when such consents are given in lieu of such meetings, for whatsoever purpose called or held, and in any and all proceedings, whether at a meeting of the shareholders or otherwise, wherein the vote or written consent of shareholders may be required or authorized by law;

                                  (ii)     The Trustee shall vote the Stock
"for" and/or "against" any proposal or other matter submitted to the shareholders of the Corporation for approval, including the election of directors, in the same proportion as the votes cast "for" and "against" such proposal or other matter by all other shareholders, not counting abstentions, and the Trustee shall not abstain from voting any shares of the Stock;

                                  (iii)    No person other than the Trustee
shall have any voting right in respect of the Stock;

                                  (iv)     The Stock shall be held by the
Trustee for the benefit of the Stockholders subject to the terms of this Agreement, and the Stockholders shall retain the right to receive dividends and distributions with respect to the Stock as described in Section 4 hereof;

                                  (v)      The Trustee shall have no beneficial
interest in the Stock, which interest shall reside with the Stockholders; and

                                  (vi)     Notwithstanding that the Trustee
shall vote a substantial number of shares of the Common Stock of the Corporation, the Trustee shall have no duty or obligation to supervise, oversee, monitor, or in any other way manage or become involved in the day-to-day operations of the Corporation, and such duties and obligations shall reside solely with the board of directors and officers of the Corporation.

                          (b)     DELEGATION OF DUTIES.  The duties,
responsibilities and obligations of the Trustee shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. The Trustee shall not be subject to, nor required to comply with, any other agreement between or among any or all of the Stockholders or to which any Stockholder is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from any Stockholder or any entity acting on its behalf. The Trustee shall not be required to, and shall not, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

                          (c)     COMPENSATION OF TRUSTEE.  Stephens Inc. shall
pay the Trustee an annual fee of $10,000.00, payable upon execution of this Agreement and thereafter on each anniversary date of this Agreement. The provisions of this Section 3(c) shall survive termination of this Agreement and the resignation or removal of the Trustee.

                          (d)     EXPENSES OF TRUSTEE; INDEMNIFICATION.  The
Trustee is expressly authorized to incur and pay all reasonable charges and other expenses which it may deem necessary and proper in the performance of its duties under this Agreement, including the reasonable compensation and the expenses and disbursements of its agents and counsel. Stephens Inc. agrees to indemnify the Trustee and its agents against all claims, reasonable costs of defense of claims (including reasonable attorneys' fees and disbursements), expenses and liabilities incurred by the Trustee arising out of or in connection with the administration of the Voting Trust, including the reasonable costs and expenses of defense against any claim or liability in connection with the exercise or performance of its powers or duties hereunder, except in any case in which the Trustee acted with gross negligence, willful misconduct or bad faith. Stephens Inc. shall be responsible for and shall reimburse the Trustee upon demand for all expenses, disbursements and advances incurred or made by the Trustee in connection with this Agreement. The provisions of this Section 3(d) shall survive termination of this Agreement and the resignation or removal of the Trustee.

                          (e)     LIABILITY OF TRUSTEE.  The Trustee shall not
be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. The Trustee shall be free from liability in acting upon any paper, document or signature believed by it to be genuine and to have been signed by the proper party. The Trustee shall not be liable for any error in judgment or for any act taken or omitted to be taken, or for any mistake of fact or law, or for anything for which it may do or refrain from doing in good faith, except that the Trustee shall be liable for its gross negligence, willful misconduct or bad faith.

                          (f)     TERM.  The Trustee shall serve as trustee
hereunder during the entire term of this Agreement or until its earlier resignation or removal.

                          (g)     RESIGNATION OF TRUSTEE.  The Trustee may
resign by giving thirty (30) days advance written notice of its resignation to the Stockholders.

                          (h)     REMOVAL OF TRUSTEE.  The Trustee shall be
subject to removal by the affirmative vote of Stockholders owning a majority of the Stock held under this voting trust only if the Trustee (i) materially breaches the terms of this Voting Trust Agreement, (ii) is (if an individual) found to be incompetent, or (iii) becomes the subject of an order for relief on a proceeding under the federal bankruptcy laws or other similar laws.

                          (i)     DEATH OF TRUSTEE.  The rights and duties of
the Trustee hereunder shall terminate on the death of an individual Trustee and no interest in any of the property owned or held by the Trustee nor any of the rights or duties of the Trustee may be transferred by will, devise, succession or in any manner except as provided in this Agreement. The heirs, administrators and executors of the Trustee shall, however, have the right to convey any property held by the Trustee to the successor Trustee.

                          (j)     SUCCESSOR TRUSTEE.  In the event of the
resignation, removal or death of the Trustee, the Trustee shall be succeeded by a successor Trustee designated by Stephens Group, Inc. who shall not be a Stephens Party (as defined in Section 5(a)). Any successor Trustee shall succeed to all of the rights and obligations of the Trustee hereunder. The Trustee shall not be liable for the selection of a successor Trustee hereunder. Upon receipt of the identity of the successor Trustee, the Trustee shall either deliver the property then held hereunder to the successor Trustee, less Trustee's fees, costs and expenses or other obligations owed to the Trustee, or hold such property (or any portion thereof), pending distribution, until all such fees, costs and expenses or other obligations are paid.

                          Upon delivery of the property to successor Trustee,
the Trustee shall have no further duties, responsibilities or obligations hereunder.

                 4.       RIGHTS AND DUTIES OF STOCKHOLDERS.

                          (a)     CASH DIVIDENDS.  The Stockholders shall be
entitled to receive from time to time payments equal to the amount of cash dividends, if any, collected or received by the Trustee with respect to the shares of Stock in proportion to their respective interests in the Voting Trust. These payments shall be made as soon as practicable after the receipt of the dividends at the risk and expense of the Stockholder.

                          (b)     SHARE DIVIDENDS.  If the Trustee receives any
additional shares of capital stock of the Corporation as a dividend or other distribution with respect to any shares of Stock, the Trustee shall hold such shares subject to this Agreement for the benefit of the Stockholders in proportion to their respective interests, and the shares shall become subject to all of the terms and conditions of this Agreement to the same extent as if they were originally deposited hereunder. The Trustee shall issue Voting Trust Certificates in respect of these shares to the Stockholders of record at the close of business on the record date determined pursuant to the provisions of
Section 4(d).

                          (c)     OTHER DISTRIBUTIONS TO STOCKHOLDERS.  If at
any time during the continuation of this Agreement the Trustee shall receive or collect any moneys through a distribution by the Corporation to its shareholders, other than in payment of cash dividends, or shall receive any property (other than shares of capital stock of the Corporation) through a distribution by the Corporation to its shareholders, the Trustee shall promptly distribute such money or other property to the Stockholders, in proportion to their respective interests, registered at the close of business on the record date determined pursuant to the provisions of Section 4(d).

                          (d)     RECORD DATE FOR DISTRIBUTIONS.  The date
fixed by the Board of Directors of the Corporation for closing the transfer books of the Corporation shall constitute the record date for the determination of the Stockholders entitled to receive the payment or distribution of dividends or the distribution of rights.

                          (e)     ACQUISITION OF ADDITIONAL SHARES.  At such
time as a Stockholder acquires additional shares of stock of the Corporation, other than pursuant to Section 4(b), or disposes of shares of stock of the Corporation, such Stockholder shall promptly notify Stephens Inc., to the attention of Warren A. Stephens and David A. Knight, of such acquisition or disposition.

                          (f)     AMENDMENT OF SCHEDULE 13D.  Each Stockholder
shall take any and all reasonable action necessary to assist the Trustee in filing a prompt Schedule 13D with the U.S. Securities and Exchange Commission to reflect the arrangements set forth herein.

                 5.       TRANSFER OF THE STOCK.

                          (a)     PERMITTED SALE/TRANSFER.  Except as provided
below, no sale or transfer of Stock held under this Voting Trust is permitted during the term of this Voting Trust. Nothing herein shall restrict the rights of Stockholders to sell or transfer all or any shares of the Stock to any person other than Stephens Inc. or any person, firm or corporation that is an "affiliate" of Stephens Inc. under the Securities Act or the Exchange Act (Stephens Inc. and each such person, firm or corporation being hereinafter referred to as a "Stephens Party"); provided, however, that any such sale or transfer must have the consent of the Corporation, such consent to be evidenced by the consent of a majority of the Board of Directors of the Corporation (excluding for such purposes Jon E.M. Jacoby, and any members of the Corporation's Board of Directors who are affiliates, employees, officers, directors, general partners or agents of either Stephens Inc. or Stephens Group, Inc.) except for sales or transfers (i) pursuant to Rule 144 under the Securities Act (treating Rule 144(k) as inapplicable regardless of its availability to any Stockholder, and aggregating all sales or transfers by all Stockholders occurring within any three-month period for purposes of Rule 144(e)), and (ii) in connection with a business combination, tender offer or other fundamental corporate transaction under which a third-party acquiror obtains control of the Corporation (other than solely through the purchase of the Stock).

                 Notwithstanding the foregoing, any Stockholder may sell or transfer all or any portion of the Stock to a Stephens Party, but only if the shares of Stock so transferred remain deposited in and subject to the terms of this Voting Trust, in which case the transferee shall execute the Consent attached hereto as Exhibit C and will be deemed a Stockholder, and the Trustee will issue to the transferee one or more Voting Trust Certificates in respect thereof.

                 Notwithstanding the foregoing, the Stockholders may accept the imposition of transfer restrictions on the Stock in addition to those set forth herein, and will deliver to the Trustee copies of any such restrictions. The Trustee shall have no duties or responsibilities with respect to such other restrictions.

                          (b)     PROCEDURE FOR EFFECTING SALE OR TRANSFER OF
STOCK. Upon the sale or transfer of all or any portion of the Stock, the transferring Stockholder shall deliver to the Trustee (i) a notice specifying the number of shares transferred and a representation that the transfer may be effected under any restrictions on transfer not set forth herein and, in the case of a transfer under which the shares transferred will not remain subject to the Voting Trust, a notice specifying to whom delivery of certificates representing such shares, duly endorsed by the Trustee in blank, shall be delivered, together with a written representation on the part of the transferring Stockholder that such transfer is in accordance with the requirements of Section 5(a) above, and (ii) if the transferee's shares will be subject to the Voting Trust and bound by the terms of this Agreement, an executed counterpart signature page to this Agreement executed by the transferee under which the transferee consents to being deemed a Stockholder hereunder for all purposes. The Stockholder's or transferee's failure to deliver an executed counterpart signature page in no way limits or affects the application of the Voting Trust or the terms of this Agreement to a transferee or its shares if by the terms hereof such shares are to be subject to the Voting Trust. The Trustee will have no duty to determine whether any transfer is in accordance with the requirements of Section 5(a) above, but shall be permitted to rely upon the written advice of the Stockholder and of Stephens Inc. In the case of a transfer of shares to a transferee who will not be required to maintain the shares in the Voting Trust, upon receipt of all required documentation from the transferring Stockholder and the written advice of the Stockholder and Stephens Inc. the Trustee shall request that the Corporation deliver or cause to be delivered the appropriate number of shares of Stock as instructed. Transferred shares not required to be subject to the Voting Trust will be free of any restrictions under this Agreement.

                 6.       TERM OF VOTING TRUST AGREEMENT.

                          (a)     IRREVOCABILITY OF TRUST.  The Voting Trust
created by this Agreement is declared expressly irrevocable except as otherwise specifically stated herein.

                          (b)     This Agreement and the Voting Trust and
transfer restrictions created hereby shall terminate upon the earlier to occur of:

                                  (i)      the expiration of ten (10) years
from the date hereof;

                                  (ii)     the sale or transfer of all of the
Stock to transferees under circumstances in which no shares of the Stock are required to be subject to the Voting Trust in accordance with Section 5 of this Agreement;

                                  (iii)    delivery to the Trustee of a
certificate of Stephens Inc., in form and substance satisfactory to the Trustee, that Stephens Inc. no longer engages in market-making activities and other principal transactions in the Common Stock of the Corporation and will not so engage until it has received a written opinion of nationally recognized securities counsel that Stephens Inc. will not be deemed an "affiliate" of the Corporation under the Securities Act or the Exchange Act;

                                  (iv)     delivery to the Trustee of a
certificate of Stephens Inc., in form and substance satisfactory to the Trustee, that a shelf registration statement for the Corporation registering the market- making activities and other principal transactions of Stephens Inc. has been filed with and declared effective by the U.S. Securities and Exchange Commission and that Stephens Inc. undertakes to deliver a prospectus with the confirmation of each sale by it as principal; or

                                  (v)      delivery to the Trustee of a written
opinion of nationally recognized securities counsel, in form and substance satisfactory to Stephens Inc.

and the Trustee, that after giving effect to termination of the Voting Trust Stephens Inc. will not be deemed an "affiliate" of the Corporation under the Securities Act or the Exchange Act.

                          (c)     RETURN OF STOCK CERTIFICATES AFTER
TERMINATION. As soon as practicable after the termination of this Agreement, upon payment by Stephens Inc. of a sum sufficient to cover any governmental charge on the transfer or delivery of the certificates for shares of Stock that remained subject to the Voting Trust immediately prior to the termination of this Agreement, the Trustee shall deliver to the Stockholders (or their designees) certificates representing the number of shares of Stock to which they are entitled in accordance with their respective interests subject to the Voting Trust immediately prior to the termination of this Agreement or shall direct the Corporation to deliver or cause to be delivered the appropriate certificates to the Stockholders.

                 7.       RECORDS AND BOOKS.

                          (a)     RECORD OF SHARES.  The Trustee shall maintain
a record of all stock certificates of the Corporation which are transferred to the Trustee. The Trustee shall receive and hold the new stock certificates issued by the Corporation in the name of the Trustee and shall maintain a record indicating the date of issuance of the certificates, the certificate numbers, the name of the Stockholders whose shares are represented by such certificates, the date of receipt of the certificates, and the place in which the certificates are held by it.

                          (b)     RECORD OF VOTING TRUST CERTIFICATES.  The
Trustee shall keep a record of the holders of Voting Trust Certificates, which record shall indicate the names and addresses of all such holders and the number of shares of Stock in respect of which the Voting Trust Certificate held by each is issued, and shall deposit a copy of such record with the Corporation at its registered office or principal place of business.

                          (c)     OTHER RECORDS.  The Trustee shall maintain
such other records and books as to enable it to carry out the terms and provisions of this Agreement.

                          (d)     INSPECTION OF RECORDS.  Pursuant to Section
218 of the Delaware General Corporation Law, this Agreement and the record of the Stockholders maintained by the Trustee shall be subject to the same right of examination by a shareholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation under applicable laws and the Certificate of Incorporation and Bylaws of the Corporation.

                 8.       MISCELLANEOUS.

                          (a)     ADDITIONAL ACTIONS.  Each of the parties
hereto agrees to take or cause to be taken such further actions, to execute and deliver or cause to be executed and delivered such further instruments and to use their reasonable best efforts to obtain such requisite consents as any other party may from time to time reasonably request in order to fully effectuate the purposes, terms and conditions of this Agreement.

                          (b)     NOTICES.  All notices and other
communications given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by first class, registered mail, postage prepaid, or by facsimile transmission, telegram or overnight courier and addressed to the parties at their addresses shown below:

                                  (i)      If to Trustee:

                                           James Sommers
                                           237 Cherokee Road
                                           Charlotte, North Carolina 28207


                                  (ii)     If to Stephens Inc.:

                                           Stephens Inc.
                                           111 Center Street
                                           Little Rock, Arkansas  72201
                                           Attention:  Warren A. Stephens and
                                           David A. Knight


                                  (iii)    If to any other Stockholder:

                                           Such Stockholder's address as it
                                           appears in the records of the
                                           Trustee as furnished to the Trustee
                                           by such Stockholder in writing

or to such other address as any of them by written notice to the others may from time to time designate. Each notice or other communication which shall be personally delivered, mailed, telecopied or couriered in the manner described above, or which shall be delivered to a telegraph company, shall be deemed sufficiently received for all purposes at such time as it is delivered to the addressee (with any return receipt or delivery receipt being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

                          (c)     SEVERABILITY.  If any part of any provision
of this Agreement or any other agreement, document or writing given pursuant to or in connection with this Agreement shall be invalid or unenforceable under applicable law, said part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of said provisions or the remaining provisions of said agreement.

                          (d)     BINDING EFFECT.  This Agreement shall be
binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

                          (e)     AMENDMENT.  No amendment or modification of
this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in a writing duly executed by the party against whom enforcement of the amendment, modification or waiver is sought.

                          (f)     PRONOUNS.  All pronouns and any variations
thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as identity of the person or entity may require.

                          (g)     HEADINGS.  Section and subsection headings
contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

                          (h)     GOVERNING LAW.  This Agreement, the rights
and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

                          (i)     EXECUTION IN COUNTERPARTS.  To facilitate
execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this agreement to produce or account for more than a number of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all the parties hereto.

                          (j)     STOCKHOLDER REPRESENTATIONS.  Each
Stockholder hereby represents and warrants (a) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (b) that the execution, delivery and performance of this Agreement by the Stockholder does not and will not violate any applicable law or regulation.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Voting Trust Agreement, or have caused this Voting Trust Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

WITNESS/ATTEST:           TRUSTEE:


-----------------         ---------------------------------

                          James Sommers, as Voting Trustee

                          STOCKHOLDERS:

                          STEPHENS GROUP, INC.


                 By:
                          ---------------------------------
                          Name:



                          JACKSON T. STEPHENS TRUST NO. ONE UID 1/4/88


                 By:
                          ---------------------------------
                          Name:  Jackson T. Stephens, co-trustee



                          ---------------------------------
                          Name:  Warren A. Stephens, co-trustee



                          BESS C. STEPHENS TRUST UID 1/4/85


                 By:
                          ---------------------------------
                          Name:  Bess C. Stephens, co-trustee



                          ---------------------------------
                          Name:  J.T. Stephens, co-trustee



                          ---------------------------------
                          Name:  Vernon J. Giss, co-trustee

                          WARREN A. STEPHENS TRUST UID 9/30/87

                   By:
                          ---------------------------------
                          Name:  Warren A. Stephens, trustee




                          WARREN & HARRIET STEPHENS CHILDREN'S TRUST UID 9/30/87

                   By:
                          ---------------------------------
                          Name:  Jon E.M. Jacoby, trustee



                          HARRIET CALHOUN STEPHENS TRUST UID 3/22/84

                   By:
                          ---------------------------------
                          Name:  Harriet Calhoun Stephens, trustee



                          ELIZABETH ANN STEPHENS CAMPBELL REVOCABLE TRUST UID
                          8/25/92

                   By:
                          ---------------------------------
                          Name:  Elizabeth Ann Stephens Campbell, trustee

                          W. R. STEPHENS, JR. REVOCABLE TRUST UID 2/19/93


                   By:
                          ---------------------------------
                          Name:  W.R. Stephens, Jr., trustee



                          JACKSON T. STEPHENS GRANDCHILDRENS TRUST AAAA UID 1/26/96


                   By:
                          ---------------------------------
                          Name:  Jon E.M. Jacoby, trustee



                          PAMELA DIANE STEPHENS TRUST ONE UID 4/10/92


                   By:
                          ---------------------------------
                          Name:  Pamela Diane Stephens, co-trustee



                          ---------------------------------
                          Name:  Bess C. Stephens, co-trustee



                          ---------------------------------
                          Name:  Elizabeth Ann Stephens Campbell,
                                 co-trustee



                          ---------------------------------
                          Name:  W.R. Stephens, Jr., co-trustee

                          WARREN MILES AMERINE STEPHENS TRUST UID 9/10/86


                    By:
                          ---------------------------------
                          Name:  Warren A. Stephens, trustee



                          JOHN CALHOUN STEPHENS TRUST UID 12/1/87


                    By:
                          ---------------------------------
                          Name: Warren A. Stephens, trustee



                          LAURA WHITAKER STEPHENS TRUST UID 12/28/90


                    By:
                          ---------------------------------
                          Name: Warren A. Stephens, trustee



                          CORAL TWO CORPORATION


                    By:
                          ---------------------------------
                          Name: Jon E.M. Jacoby, President



                          CORAL PARTNERS


                    By:
                          ---------------------------------
                          Name: Jon E.M. Jacoby, managing partner


                          ---------------------------------
                          Name: Warren Stephens, managing partner

                          JON E.M. JACOBY


                    By:
                          ---------------------------------



                          JACOBY ENTERPRISES, INC.


                    By:
                          ---------------------------------
                          Name: Jon E.M. Jacoby, President



                          J&J PARTNERS


                    By:
                          ---------------------------------
                          Name: Jon E.M. Jacoby, managing partner



                          DOUG MARTIN


                    By:
                          ---------------------------------



                          CURTIS F. BRADBURY, JR.


                    By:
                          ---------------------------------



                          BRADBURY ENTERPRISES


                    By:
                          ---------------------------------
                          Name: Curtis F. Bradbury, Jr.

                                 ACKNOWLEDGMENT



                 This is to acknowledge that a copy of this Voting Trust Agreement has been received by this Corporation and that the Secretary has been furnished with a copy thereof to place in both the Minute Book of the Corporation and to attach to the stock ledger of the Corporation.


                      ---------------------------------





                 By:                                   (SEAL)
                      ---------------------------------

                      Name:
                           ----------------------------

                      Title:
                            ---------------------------

                                   EXHIBIT A



                 NAME OF STOCKHOLDER                                                        NUMBER OF SHARES
                 Stephens Group, Inc.                                                              3,704,050


                 Jackson T. Stephens Trust No. One UID 1/4/88                                        121,908


                 Bess C. Stephens Trust UID 1/4/85                                                   151,204


                 Warren A. Stephens Trust UID 9/30/87                                                 87,989


                 Warren & Harriet Stephens Children's Trust UID 9/30/87                              130,679


                 Harriet Calhoun Stephens Trust UID 3/22/84                                           60,618


                 Elizabeth Ann Stephens Campbell Revocable Trust UID                                 304,362
                 8/25/92


                 W. R. Stephens, Jr. Revocable Trust UID 2/19/93                                     364,363


                 Jackson T. Stephens Grandchildrens Trust AAAA UID 1/26/96                           492,289


                 Pamela Diane Stephens Trust One UID 4/10/92                                         366,871


                 Warren Miles Amerine Stephens Trust UID 9/10/86                                      63,720


                 John Calhoun Stephens Trust UID 12/1/87                                              63,720


                 Laura Whitaker Stephens Trust UID 12/28/90                                           63,270


                 Coral Two Corporation                                                               143,748


                 Coral Partners                                                                       94,089


                 Jon E.M. Jacoby                                                                      94,089


                 Jacoby Enterprises, Inc.                                                            209,088


                 J&J Partners                                                                         52,272

                 Doug Martin                                                                          67,953


                 Curtis F. Bradbury, Jr.                                                             104,544


                 Bradbury Enterprises                                                                 52,272

                                   EXHIBIT B

                            VOTING TRUST CERTIFICATE


                 THIS VOTING TRUST CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY BE REOFFERED AND SOLD ONLY IF SO REGISTERED OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



NO. R-1



                 This certifies that the undersigned Trustee has received certificates representing [_______] shares of Common Stock, par value $.001 per share (the "Shares"), of Power-One, Inc. (the "Corporation") from __________________________ (hereinafter referred to as the "Holder"), duly endorsed in blank or to the undersigned Trustee on the following terms and conditions pursuant to the Voting Trust Agreement, dated June __, 1998 (the "Voting Trust Agreement") among the Trustee, _________________ and additional parties who may become parties thereto:

                 Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Voting Trust Agreement.

                                 VOTING RIGHTS

                 The undersigned Trustee during the term of the Voting Trust Agreement is the owner of the Shares for all purposes relating to the Voting Trust Agreement and in all matters of the Corporation for which the shares may be voted. The Trustee shall exercise voting rights in respect of the Shares as provided in the Voting Trust Agreement. No voting rights of the shares of the Corporation are granted by this Certificate and only those rights provided to the holders of Voting Trust Certificates in the Voting Trust Agreement are represented by this Certificate.

                          DIVIDENDS AND DISTRIBUTIONS

                 The Holder shall be entitled to receive, subject to the limitations set forth in the Voting Trust Agreement, all dividends and other distributions of the Corporation received by the undersigned Trustee in respect of the Shares, except that the Trustee shall receive and hold any stock dividends pursuant to the terms of the Voting Trust Agreement.

                                  TERMINATION

                 This Agreement and the Voting Trust and transfer restrictions created hereby shall terminate upon the earlier to occur of: (i) the expiration of ten (10) years from the date hereof; (ii) the sale or transfer of all of the Stock in accordance with the Voting Trust Agreement; (iii) delivery to the Trustee of a certificate of Stephens Inc., in form and substance satisfactory to the Trustee, that Stephens Inc. no longer engages in market-making activities and other principal transactions in the Common Stock of the Corporation and will not so engage until it has received a written opinion of nationally recognized securities counsel that Stephens Inc. will not be deemed an "affiliate" of the Corporation under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (iv) delivery to the Trustee of a certificate of Stephens Inc., in form and substance satisfactory to the Trustee, that a shelf registration statement for the Corporation registering the market- making activities and other principal transactions of Stephens Inc. has been filed with and declared effective by the U.S. Securities and Exchange Commission and that Stephens Inc. undertakes to deliver a prospectus with the confirmation of each sale by it as principal; or
(v) delivery to the Trustee of a written opinion of nationally recognized securities counsel, in form and substance satisfactory to Stephens Inc. and the Trustee, that after giving effect to termination of the Voting Trust Stephens Inc. will not be deemed an "affiliate" of the Corporation under the Securities Act or the Exchange Act.

                            TRANSFER OF CERTIFICATES


          This Certificate shall not be transferable.


          DATED, the _____ day of __________________________, ______.


                                  JAMES SOMMERS


                                  -------------------------------

                                  as VOTING TRUSTEE





                                  -------------------------------

                                   EXHIBIT C



                                    CONSENT





                 The undersigned, ______________________________, being a
holder of _______ shares (the "Shares") of common stock par value $.001 per share, of Power-One, Inc. (the "Common Stock") hereby (i) agrees to become a party to the Voting Trust Agreement dated as of June __, 1998 (the "Voting Trust Agreement") relating to the Common Stock, (ii) agrees to be bound by all the provisions thereof as if the undersigned were an original party thereto, and (iii) agrees to surrender the certificates representing the Shares to the Trustee under the Voting Trust Agreement in exchange for a Voting Trust Certificate as provided in the Agreement.


Dated:
      -------------------                  ---------------------------





                                        By:
                                           ---------------------------